UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2010

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)   In connection with an employment agreement between Clear Channel Communications, Inc. (“Clear Channel Communications”), a subsidiary of CC Media Holdings, Inc. (“CC Media Holdings”), and Tom Casey, Mr. Casey, 47, became the Chief Financial Officer of Clear Channel Communications, effective as of January 4, 2010. The board of directors of CC Media Holdings has appointed Mr. Casey to be the Chief Financial Officer of CC Media Holdings as well.

Previously, Mr. Casey served as Executive Vice President and Chief Financial Officer of Washington Mutual Inc. until October 2008. Prior thereto, Mr. Casey served as Vice President of General Electric Company and Senior Vice President and Chief Financial Officer of GE Financial Assurance since 1999.

Pursuant to the terms of Mr. Casey’s employment agreement, he will receive certain payments upon his termination. Upon Mr. Casey’s termination for any reason, he will receive accrued salary benefits and payments under applicable employee benefit plans. If Mr. Casey’s employment is terminated due to death or Disability (as defined therein), then Mr. Casey would also receive any unpaid annual bonus amount from the prior year. If Mr. Casey’s employment is terminated due to Disability, then Mr. Casey would receive an additional amount equal to a pro rata portion of his annual bonus amount from the current year. Mr. Casey may also receive his unpaid annual bonus amount from the prior year, a pro rata portion of his annual bonus amount from the current year, a severance payment equal to 1.5 times the sum of Mr. Casey’s annual base salary plus his target bonus for such year paid in periodic equal installments over an 18-month period and, for terminations occurring in calendar years 2010 through 2013, an additional equity value preservation payment, in each case in the event he terminates his own employment for good reason (as defined therein) or is terminated without cause (as defined therein) and not because of disability and, in connection with such termination, he provides certain releases. Mr. Casey may receive any unpaid bonus amount from the prior year if he terminates his own employment without good reason (as defined therein).

A complete copy of Mr. Casey’s employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibit

10.1	Employment Agreement of Tom Casey, dated December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: January 4, 2010	By:	/S/ HERBERT W. HILL, JR.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President, Chief Accounting Officer
and Assistant Secretary

INDEX TO EXHIBITS

10.1   Employment Agreement of Tom Casey, dated December 11, 2009.